UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2015

ARKADOS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27587	22-3586087
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

211 Warren Street, Suite 320

Newark, New Jersey 07103

(Address of Principal Executive Offices)

(862) 393-1988

(Registrant's telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))I

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory; Arrangements of Certain Officers

On July 6, 2015, the board of directors of Arkados Group, Inc. (“Arkados”) formally accepted the resignation of Mark Gelnaw, from the Board of Directors of the Company. Mr. Gelnaw has accepted a position as officer with one of our subsidiaries, as described in Item 8.01 below.

The above resignation by Mr. Gelnaw was not because of a disagreement with the Company, known to an executive officer of the Company, as defined in 17 CFR 240.3b-7, on any matter relating to the Company’s operations, policies or practices. The Company has furnished a copy of this report to the resigning officer and director and requested a letter to the effect that such persons agree with the statements made in this item, or if they do not agree, stating why they disagree.

Item 8.01	Other Events.

On July 6, 2015 we appointed Mark Gelnaw, who was a member of our board of directors, to be Chief Revenue Officer of our wholly-owned subsidiary, Arkados Energy Solutions, LLC (“AES”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKADOS GROUP INC.

Date: July 9, 2015	By:	/s/ Terrence DeFranco
Terrence DeFranco
Chief Executive Officer

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